Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tronox Incorporated 2005 Long Term Incentive Plan of our report dated June 3, 2005, with respect to the combined financial statements and schedule of Tronox included in Tronox Incorporated’s Registration Statement (Form S-1 No. 333-125574) and related prospectus filed with the Securities and Exchange Commission.

Oklahoma City, Oklahoma	/s/ Ernst & Young LLP
February 1, 2006